Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Constitution Mining Corp. for the quarter ended September 30, 2010, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-Q of Constitution Mining Corp. for the quarter ended September 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, fairly presents in all material respects, the financial condition and results of operations of Constitution Mining Corp.

By:	/s/ Michael Stocker
Name:	Michael Stocker
Title:	Principal Executive Officer and Director
Date:	November 16, 2010
By:	/s/ Peter Wiget
Name:	Peter Wiget
Title:	Principal Financial Officer and Director
Date:	November 16, 2010